JOHN L. FRANQUELLI
ATTORNEY-AT-LAW
(847)888-1100 * Fax (847)888-1165
217 N. McLean Blvd.
Elgin, Illinois 30123

July 22, 2021

Juro System, Inc
30 N Gould Street
Suite 4836, Sheridan
Wyoming 82801

Re: Securities Registered per Registration Statement Form 10

To Whom It May Concern;

I have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Juro System, Inc., a Wyoming corporation (the "Company") of 10,000,000,000 shares (the "Registered Shares") of the Company's Common stock, $0.10 par value per share, pursuant to Rule 457(q) under the U.S. Securities Act of 1933, as amended, for the registration of securities to be reoffered and resold on a continuing basis solely for market-making purposes by and through affiliates of Juro System,Inc. and their respective broker-dealer affiliates in market-making transactions, or by the registered stockholders as defined and listed in the Registration Statement under "Principal and Registered Stockholders" (the "Registered Stockholders"). The Registered Shares may be sold by the Registered Stockholders, as set forth in the Registration Statement.

I have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. I have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Wyoming Business Corporation Act.

Based on the foregoing, we are of the opinion that the Registered Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an
Exhibit 5.1 to the Registration Statement and to the
references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Respectfully submitted,

/s/ JOHN L. FRANQUELLI
John Franquelli, Esq